Exhibit 4.18

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of December 21, 2015, among ALBERTSONS COMPANIES, LLC, a Delaware limited liability company (the “Company”), SAFEWAY INC. ( as successor to Saturn Acquisition Merger Sub, Inc.), a Delaware corporation (“Safeway” and, together with the Company, the “Issuers”), each of the other parties that are signatories hereto under the heading Existing Guarantors (collectively, the “Existing Guarantors”), each of the other parties that are signatories hereto under the heading New Guarantors (collectively, the “New Guarantors” and together with the Existing Guarantors, the “Guarantors”), and WILMINGTON TRUST, NATIONAL ASSOCIATION as trustee under the Indenture referred to below (the “Trustee”) and as collateral agent under the Indenture referred to below (the “Notes Collateral Agent”).

W I T N E S S E T H:

WHEREAS the Albertson’s Holdings LLC, a Delaware limited liability company (“AH LLC”) and Safeway executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of October 23, 2014, as supplemented on January 30, 2015, providing for the issuance of 7.750% Senior Secured Notes due 2022 (the “Securities”);

WHEREAS, on or prior to the date hereof AH LLC has merged with, and into the Company, with the Company surviving such merger as the Successor Company (the “Merger”);

WHEREAS Section 5.01 of the Indenture provides that a Successor Company is required to execute and deliver to the Trustee a supplemental indenture pursuant to which the Successor Company unconditionally assumes AH LLC’s Obligations under the Securities, the Indenture and the Security Documents;

WHEREAS Section 5.01 of the Indenture provides that the Existing Guarantors shall confirm that its Subsidiary Guarantee shall apply to the Company’s obligations under the Indenture and the Securities;

WHEREAS the New Guarantors shall unconditionally guarantee, a joint and several basis, all of the Issuers’ obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein;

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and hereby and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Assume Obligations. The Company hereby agrees to unconditionally assumes AH LLC’s Obligations under the Securities, the Indenture and the Security Documents on the terms and subject to the conditions set forth in the Indenture and the Security Agreement and to be bound by all of the obligations and agreements of AH LLC under the Indenture and the Security Documents. For the avoidance of doubt, from the date hereof, the “Issuers” shall refer to the Company and Safeway (together with any of their permitted successors and assigns).

3. Subsidiary Guarantee. (a) Each Existing Guarantor hereby confirms, jointly and severally, that its Guarantee shall apply to the Company’s obligations under the Indenture and the Securities.

(b) Each New Guarantor hereby agrees, jointly and severally, to unconditionally guarantee the Issuers’ obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation. The Trustee makes no representation as to the recitals or the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

9. Notices. All notices or other communications to the New Guarantors shall be given as provided in Section 13.02 of the Indenture.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ALBERTSONS COMPANIES, LLC

By:	/s/ Robert Dimond
	Name:	Robert Dimond
	Title:	Executive Vice President & Chief
Financial Officer

SAFEWAY INC.

By:	/s/ Bradley S. Fox
	Name:	Bradley S. Fox
	Title:	Vice President & Treasurer

[Signature Page to Second Supplemental Indenture]

EXISTING GUARANTORS

ALBERTSON’S LLC

By:	/s/ Robert Dimond
	Name:	Robert Dimond
	Title:	Executive Vice President & Chief
Financial Officer

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UNITED SUPERMARKETS, L.L.C.
SPIRIT ACQUISITION HOLDINGS LLC

By:	/s/ Bradley R. Beckstrom
	Name:	Bradley R. Beckstrom
	Title:	Vice President, Legal

USM MANUFACTURING L.L.C.
LLANO LOGISTICS, INC.

By:	/s/ Bradley R. Beckstrom
	Name:	Bradley R. Beckstrom
	Title:	Vice President, Legal

GOOD SPIRITS LLC

By:	/s/ Bradley R. Beckstrom
	Name:	Bradley R. Beckstrom
	Title:	Vice President

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FRESH HOLDINGS LLC

AMERICAN FOOD AND DRUG LLC

EXTREME LLC

NEWCO INVESTMENTS, LLC

NHI INVESTMENT PARTNERS, LP

AMERICAN STORES PROPERTIES LLC

JEWEL OSCO SOUTHWEST LLC

SUNRICH MERCANTILE LLC

ABS REAL ESTATE HOLDINGS LLC

ABS REAL ESTATE INVESTOR HOLDINGS LLC

ABS REAL ESTATE CORP.

ABS REAL ESTATE OWNER HOLDINGS LLC

ABS MEZZANINE I LLC

ABS TX INVESTOR GP LLC

ABS FLA INVESTOR LLC

ABS TX INVESTOR LP

ABS SW INVESTOR LLC

ABS RM INVESTOR LLC

ABS DFW INVESTOR LLC

ASP SW INVESTOR LLC

ABS TX LEASE INVESTOR GP LLC

ABS FLA LEASE INVESTOR LLC

ABS TX LEASE INVESTOR LP

ABS SW LEASE INVESTOR LLC

ABS RM LEASE INVESTOR LLC

ASP SW LEASE INVESTOR LLC

AFDI NOCAL LEASE INVESTOR LLC

ABS NOCAL LEASE INVESTOR LLC

ASR TX INVESTOR GP LLC

ASR TX INVESTOR LP

ABS REALTY INVESTOR LLC

ASR LEASE INVESTOR LLC

By:	/s/ Bradley R. Beckstrom
	Name:	Bradley R. Beckstrom
	Title:	Vice President, Real Estate Law

[Signature Page to Second Supplemental Indenture]

ABS REALTY LEASE INVESTOR LLC
ABS MEZZANINE II LLC
ABS TX OWNER GP LLC
ABS FLA OWNER LLC
ABS TX OWNER LP
ABS TX LEASE OWNER GP LLC
ABS TX LEASE OWNER LP
ABS SW OWNER LLC
ABS SW LEASE OWNER LLC
LUCKY (DEL) LEASE OWNER LLC
SHORTCO OWNER LLC
ABS NOCAL LEASE OWNER LLC
LSP LEASE LLC
ABS RM OWNER LLC
ABS RM LEASE OWNER LLC
ABS DFW OWNER LLC
ASP SW OWNER LLC
ASP SW LEASE OWNER LLC
NHI TX OWNER GP LLC
EXT OWNER LLC
NHI TX OWNER LP
SUNRICH OWNER LLC
NHI TX LEASE OWNER GP LLC
ASR OWNER LLC
EXT LEASE OWNER LLC
NHI TX LEASE OWNER LP
ASR TX LEASE OWNER GP LLC
ASR TX LEASE OWNER LP
ABS MEZZANINE III LLC
ABS CA-O LLC
ABS CA-GL LLC
ABS ID-O LLC
ABS ID-GL LLC
ABS MT-O LLC
ABS MT-GL LLC
ABS NV-O LLC
ABS NV-GL LLC

By:	/s/ Bradley R. Beckstrom
Name:	Bradley R. Beckstrom
Title:	Vice President, Real Estate Law

[Signature Page to Second Supplemental Indenture]

ABS OR-O LLC
ABS OR-GL LLC
ABS UT-O LLC
ABS UT-GL LLC
ABS WA-O LLC
ABS WA-GL LLC
ABS WY-O LLC
ABS WY-GL LLC
ABS CA-O DC1 LLC
ABS CA-O DC2 LLC
ABS ID-O DC LLC
ABS OR-O DC LLC
ABS UT-O DC LLC
ABS DFW LEASE OWNER LLC

By:	/s/ Bradley R. Beckstrom
	Name:	Bradley R. Beckstrom
	Title:	Vice President, Real Estate Law

[Signature Page to Second Supplemental Indenture]

SAFEWAY NEW CANADA, INC.
SAFEWAY CORPORATE, INC.
SAFEWAY STORES 67, INC.
SAFEWAY DALLAS, INC.
SAFEWAY STORES 78, INC.
SAFEWAY STORES 79, INC.
SAFEWAY STORES 80, INC.
SAFEWAY STORES 85, INC.
SAFEWAY STORES 86, INC.
SAFEWAY STORES 87, INC.
SAFEWAY STORES 88, INC.
SAFEWAY STORES 89, INC.
SAFEWAY STORES 90, INC.
SAFEWAY STORES 91, INC.
SAFEWAY STORES 92, INC.
SAFEWAY STORES 96, INC.
SAFEWAY STORES 97, INC.
SAFEWAY STORES 98, INC.
SAFEWAY DENVER, INC.
SAFEWAY STORES 44, INC.
SAFEWAY STORES 45, INC.
SAFEWAY STORES 46, INC.
SAFEWAY STORES 47, INC.
SAFEWAY STORES 48, INC.
SAFEWAY STORES 49, INC.
SAFEWAY STORES 58, INC.
SAFEWAY SOUTHERN CALIFORNIA, INC.
SAFEWAY STORES 28, INC.
SAFEWAY STORES 42, INC.
SAFEWAY STORES 99, INC.
SAFEWAY STORES 71, INC.
SAFEWAY STORES 72, INC.
SSI – AK HOLDINGS, INC.
DOMINICK’S SUPERMARKETS, LLC
DOMINICK’S FINER FOODS, LLC
RANDALL’S FOOD MARKETS, INC.
SAFEWAY GIFT CARDS, LLC
SAFEWAY HOLDINGS I, LLC
GROCERYWORKS.COM, LLC

By:	/s/ Laura A. Donald
Name:	Laura A. Donald
Title:	Vice President & Assistant Secretary

[Signature Page to Second Supplemental Indenture]

GROCERYWORKS.COM OPERATING COMPANY, LLC
THE VONS COMPANIES, INC.
STRATEGIC GLOBAL SOURCING, LLC
GFM HOLDINGS LLC
RANDALL’S HOLDINGS, INC.
SAFEWAY AUSTRALIA HOLDINGS, INC.
SAFEWAY CANADA HOLDINGS, INC.
AVIA PARTNERS, INC.
SAFEWAY PHILTECH HOLDINGS, INC.
CONSOLIDATED PROCUREMENT SERVICES, INC.
CARR-GOTTSTEIN FOODS CO.
SAFEWAY HEALTH INC.
LUCERNE FOODS, INC.
EATING RIGHT LLC
LUCERNE DAIRY PRODUCTS LLC
LUCERNE NORTH AMERICA LLC
O ORGANICS LLC
DIVARIO VENTURES LLC
CAYAM ENERGY, LLC
GFM HOLDINGS I, INC.

By:	/s/ Laura A. Donald
Name:	Laura A. Donald
Title:	Vice President & Assistant Secretary

[Signature Page to Second Supplemental Indenture]

GENUARDI’S FAMILY MARKETS LP

By: GFM HOLDINGS LLC, its general partner

By:	/s/ Laura A. Donald
	Name:	Laura A. Donald
	Title:	Vice President & Assistant Secretary

[Signature Page to Second Supplemental Indenture]

RANDALL’S FOOD & DRUGS LP

By: RANDALL’S FOOD MARKETS, INC., its general partner

By:	/s/ Laura A. Donald
	Name:	Laura A. Donald
	Title:	Vice President & Assistant Secretary

[Signature Page to Second Supplemental Indenture]

RANDALL’S MANAGEMENT COMPANY, INC.
RANDALL’S BEVERAGE COMPANY, INC.

By:	/s/ Steve Hanson
	Name:	Steve Hanson
	Title:	Vice President & Assistant Secretary

[Signature Page to Second Supplemental Indenture]

RANDALL’S INVESTMENTS, INC.

By:	/s/ Elizabeth A. Harris
	Name:	Elizabeth A. Harris
	Title:	Vice President & Secretary

NEW GUARANTORS

NEW ALBERTSON’S, INC.

By:	/s/ James Perkins
	Name:	James Perkins
	Title:	President & Chief Operating Officer

[Signature Page to Second Supplemental Indenture]

ABS FINANCE CO., INC.
ACME MARKETS, INC.
AMERICAN DRUG STORES LLC
AMERICAN PARTNERS, L.P.
AMERICAN PROCUREMENT AND LOGISTICS COMPANY LLC
AMERICAN STORES COMPANY, LLC
APLC PROCUREMENT, INC.
ASC MEDIA SERVICES, INC.
ASP REALTY, INC.
CLIFFORD W. PERHAM, INC.
JETCO PROPERTIES, INC.
JEWEL COMPANIES, INC.
JEWEL FOOD STORES, INC.
LUCKY STORES LLC
OAKBROOK BEVERAGE CENTERS, INC.
SHAW EQUIPMENT CORPORATION
SHAW’S REALTY CO.
SHAW’S SUPERMARKETS, INC.
SSM HOLDINGS COMPANY
STAR MARKETS COMPANY, INC.
STAR MARKETS HOLDINGS, INC.
WILDCAT MARKETS OPCO LLC
NAI SATURN EASTERN LLC

By:	/s/ Gary Morton
Name: Gary Morton
Title: Vice President, Treasurer & Assistant Secretary

SHAW’S REALTY TRUST

By:	/s/ Gary Morton
Name: Gary Morton
Title: Trustee

Second Amended and Restated Term Loan Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE AND NOTES COLLATERAL AGENT

By:	/s/ Hallie E. Field
Name: Hallie E. Field
Title: Banking Officer

[Signature Page to Second Supplemental Indenture]